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Harley-Davidson, Inc.

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On April 25, 2025, Harley-Davidson, Inc. issued an investor presentation titled “Our Fit-For-Purpose Board is Delivering for Shareholders,” a copy of which is attached hereto as Exhibit 1.

EXHIBIT 1

Our Fit-For-Purpose Board is Delivering for Shareholders APRIL 25, 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this presentation that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding future results of operations and financial position of Harley-Davidson, Inc. (“Harley-Davidson” or the “Company”), including, operating margins, free cash flow generation and long-term earnings capacity; potential impacts of macroeconomic conditions or tariffs on the Company's business and results of operations; expectations relating to Hardwire strategic priorities, industry and business trends, and business strategy, initiatives and opportunities, including, without limitation, productivity savings, investment and expansion strategies, and new products or price point changes; and executive succession and board refreshment plans. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 26, 2025, and in the Company’s other subsequent reports filed with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. The forward-looking statements speak only as of the date they are first made in this presentation and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; and uncertainties regarding actions that have been taken and may in the future be taken by H Partners Management LLC in furtherance of its campaign relating to the Company’s 2025 annual meeting of shareholders and potential costs and management distraction attendant thereto. Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, with the SEC with respect to its solicitation of proxies for the 2025 annual meeting of shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com. 2

OUR STRONG BOARD AND GOVERNANCE ARE EVIDENT IN THE OUTCOMES FOR SHAREHOLDERS 3 – The strength of our Board and governance structure is demonstrated by the comprehensiveness of our ongoing CEO search, the quality of our Directors, and the framework and procedures in place that promote accountability and strong oversight – The Board has had a well-defined CEO search process that has been underway for months. Simply appointing a CEO candidate because H Partners prefers that candidate is not good governance. The Board has a responsibility to all shareholders to complete a comprehensive search and select the best available candidate for the Company – Our Board refreshment ensures Directors possess the critical skills needed to drive future growth and hold management accountable. This process has yielded proven industry leaders, including accomplished CEOs and experts in manufacturing, operations, and strategic leadership – Despite operating in one of the most challenging macro environments in our history, we have outperformed our peers, evidenced by: o Operating margins of 13% (’22-’24), ~400 basis points above the peer median o Free cash flow (“FCF”) as a percent of EBITDA of 70% (’22-’24), >2x the peer median1 o Relative total shareholder return (“TSR”) of ~10 ppts higher than our peer median (CEO tenure) – Our operating discipline, robust cash flow generation, and long-term earnings power have allowed us to: o Reduce our share count by 25% over the last 3 years, the most among our peers o Increase our annualized dividend per share by 14%, from $0.63 (1Q22) to $0.72 (current) o Return over $1.4bn of capital to shareholders via share repurchases and dividends – Dourdeville's actions, which we believe are at the direction of Rehan Jaffer and H Partners, disregard good corporate governance. Almost overnight, H Partners’ appointee went from supporting the current CEO and voting in favor of all current Directors standing for reelection, without objection or discussion, to demanding that one-third of the Board resign and abruptly quitting the Board when his preferred CEO candidate failed to receive support from the Board – H Partners’ actions jeopardize the execution of our strategic plan as well as the Board’s progress on several initiatives at a critical moment in the Company’s history, including the ongoing CEO search process and ongoing Board refreshment – Dourdeville has been on the Board for 3 years but now H Partners is disingenuously attacking the Company’s performance and the Board rather than engaging constructively or offering any helpful alternatives or ideas The Board is conducting rigorous ongoing processes for both CEO succession and Board refreshment… …while overseeing strong performance amid challenging macroeconomic conditions H Partners’ public attack is putting at risk our progress to date and ongoing strategic initiatives (1): FCF and EBITDA are non-GAAP measures; please see appendix slide for reconciliations of these measures with corresponding GAAP measures

Dourdeville's actions disregard good corporate governance: Almost overnight, H Partners’ appointee Dourdeville went from: participating without objection in the CEO search process supporting the current CEO and Board to continue to execute on the Hardwire strategy supporting the renomination of all Directors to: × demanding that one-third of the Board resign × quitting the Board when he didn’t get his way × jeopardizing the Board’s progress on several initiatives, including the ongoing CEO search and ongoing board refreshment THE FACT THAT DIRECTORS ARE FULFILLING THEIR FIDUCIARY DUTIES IS NOT A COMPELLING REASON TO TARGET THEM 4 The Board, by contrast, acted in good faith: – Fall/Winter 2024: o CEO Jochen Zeitz expressed his interest in retiring from the Company in 2025 but remained committed to his role until a successor was identified to ensure an orderly leadership transition. The Board subsequently hired Heidrick & Struggles, a leading executive search firm, to conduct a comprehensive search for a new CEO o All Directors participated in a confidential annual Board review with no Director expressing concern with current composition or performance of the Board – December 2024: The Board confirmed the formation of a CEO search committee, which included Dourdeville, and began weekly committee status calls, starting on Friday, January 25, 2025 – February 2025: o All Directors, including Dourdeville, voted in favor of all current Directors standing for reelection, without discussion or objection, and nominated Lori Flees for election at the 2025 Annual Meeting of Shareholders – February/March 2025: o 120 CEO candidates were identified by the executive search firm o 36 CEO candidates were contacted and assessed by the executive search firm o 6 CEO candidates were interviewed by the CEO search committee – March 2025: Despite the search committee’s process not being complete, the Board accelerated its interviews of 3 preliminary candidates to accommodate a decision deadline demanded by H Partners’ preferred candidate – Wednesday, March 26, 2025: The Board decided not to proceed with one of the external candidates and conducted interviews with the remaining candidates, including the candidate recommended by H Partners – Friday, March 28, 2025: The Board did not extend an offer to any of the candidates and continued the ongoing search – Late Tuesday, April 1, 2025: In a letter, Dourdeville abruptly demanded the immediate resignation of three Directors, despite having just recently voted in support of their renomination – Thursday, April 3, 2025: The Board proposed a meeting for Monday, April 7, to discuss the perspectives Dourdeville’s letter raised – Saturday, April 5, 2025: A day after agreeing to attend the April 7 meeting, Dourdeville resigned, declining to discuss his concerns with the full Board

Dourdeville's actions disregard good corporate governance: In his 3-year tenure, Dourdeville: aligned with the strategy developed by management and approved by the Board consistently voted with other independent directors Yet when the CEO candidate H Partners recommended was not hired, he: × suddenly discovered “deep misgivings” requiring “radical action” × refused the Board’s invitation to discuss his concerns with the full Board × abruptly resigned from the Board × revealed Board confidential information by publicly disclosing the identity of a potential CEO candidate DOURDEVILLE’S OWN ACTIONS CALL INTO QUESTION WHETHER HE APPRECIATES THE RESPONSIBILITIES A DIRECTOR OWES TO THE COMPANY AND ITS SHAREHOLDERS 5 Dourdeville’s abrupt pivot followed years of alignment with the Board on strategy and management’s execution: – Throughout his tenure as a Director, Dourdeville supported the Board-approved strategy being implemented by management – In recent letters, Dourdeville highlighted the value of the Company’s “iconic” brand and made clear that the “centerpiece” of the Company’s five-year strategic plan, the Hardwire, was “a central element of [H Partners’] investment thesis” that he himself “fully supported” – As recently as December 2024, Dourdeville personally advocated for two of the individuals he subsequently targeted – Presiding Director Tom Linebarger and Chair, President & CEO Jochen Zeitz – to remain in their roles – In February 2025, Dourdeville voted in favor of all current Directors standing for reelection, without discussion or objection, including each of the three he is now targeting, in his capacity as a member of the Nominating and Corporate Governance Committee and as a Director

THE QUALITY OF OUR DIRECTORS IS THE RESULT OF ROBUST AND THOUGHTFUL BOARD SELF-EVALUATION AND REFRESHMENT PROCESSES

- Regular self-review of Directors' contributions, performance and collective skillsets ensure Harley-Davidson has a fit-for-purpose Board
  - As recently as Q4 2024, Dourdeville participated in this process. No material concerns were raised about the skillset or functioning of the Board
  - In February 2025, Dourdeville voted to renominate all of the Directors currently standing for election
- The Nominating and Corporate Governance Committee's framework establishes process for identifying, vetting, and interviewing Director candidates:
  - Director search sub-committee develops specific candidate criteria and slate of prospective candidates
  - Thorough vetting process once finalist candidates are identified
  - Robust framework to conduct extensive interviews with identified candidates
- Our process ensures the Board has the critical skills needed to drive future growth[1]:
  - 6 of 9 Directors with strong manufacturing / operations management experience
  - 9 of 9 Directors with strategic leadership experience
  - 6 of 9 Directors with an expertise in branding and consumer marketing
  - 9 of 9 Directors with executive-level international business experience
  - 2 of 3 most recently appointed Directors are sitting public company CEOs

Recent Directors identified through our process



James Duncan Farley, Jr.
President & CEO,
Ford Motor Co.



Rafeh Masood
Chief Growth & Digital Officer,
Royal Caribbean Group



Lori Flees ★
President & CEO,
Valvoline, Inc.

(1): Numbers and assertions assume Lori Flees is elected to the Board

★ First-time Director nominee at 2025 annual meeting

6

“The start of 2025 was awful for the domestic market (US), showing a fast-declining consumer demand” - Motorcycles Data, March 2025 19 20 21 22 23 24 25 2022 2023 2024 2025 HARLEY-DAVIDSON IS MANAGING THROUGH ONE OF THE MOST CHALLENGING OPERATING ENVIRONMENTS IN ITS HISTORY… High financing costs are having a significant negative impact on motorcycle sales overall o As interest rates climbed from ’22-’24, U.S. motorcycle spend fell 19%, the sharpest 2-year decline since the Great Recession1 o Though U.S. motorcycle spend increased for a short period as interest rates stabilized, recent industry data suggests that headwinds and uncertainty stemming from potential tariffs and declining consumer confidence may persist US Motorcycle Expenditures1 (Quarterly, in Billions, Data from the BEA) 19% decline in consumer spend on motorcycles from January 2022 to January 2024, the largest 2-year decline since the Great Recession 7 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 New Autos 60 Month Loan Rate (Data from the Federal Reserve) New auto loan rates climbed to 8.4% in 2024, an increase of ~390 bps in <2 years (1): Consumer expenditures on new and used motorcycles

…YET OUTPERFORMING PEERS[1] ON OPERATING MARGINS AND FREE CASH FLOW GENERATION

Despite these macro-economic headwinds, Harley-Davidson has significantly outperformed peers from ’22-’24:

- We compete directly with similarly-sized leisure companies, including those in powersports and boats. These peers are similarly exposed to macro-economic challenges like rising interest rates and shifts in consumer spending, making them the most relevant benchmark for our business
- Operating margins of 13%, ~400 basis points above the peer median
- Free cash flow (“FCF”) as a percent of EBITDA of 70%, >2x the peer median

FY ’22-’24 Operating Margin[2]
(Company’s Filings)


~400 bps
13%
9%
Peer Median

FY ’22-’24 FCF as % of EBITDA[3]
(Company’s Filings)


>2x
70%
33%
Peer Median

(1): Peer group: BRP Inc., Brunswick Corp, Polaris Inc., Thor Industries, Inc. and Winnebago Industries, Inc. This is the same peer group – Leisure peers between $800MM and $3B market cap – that H-D used for 2024-2026 performance share awards as part of the Company’s executive compensation plan;
(2): Operating Margin is a GAAP measure calculated using GAAP-compliant operating income divided by revenues accumulated from the fiscal year period of 2022 – 2024;
(3): FCF is a non-GAAP measure defined as net cash provided by operating activities less capital expenditures; calculated as sum of 2022-2024 fiscal year FCFs divided by sum of 2022-2024 fiscal year EBITDA. EBITDA is a non-GAAP measure defined as operating income plus depreciation and amortization; Reference reconciliation in appendix.

8

WE PRIORITIZE RETURNING EXCESS CAPITAL TO OUR SHAREHOLDERS…

Highlights

Our operating discipline, robust cash flow generation, and long-term earnings power have enabled us to **prioritize return of excess capital**

- ✓ **14%** increase in annualized dividend per share, from $0.63 (1Q22) to $0.72 (1Q25)
- ✓ **>$1.4bn** of capital returned to shareholders via share repurchases and dividends (~78% of H-D's free cash flow)[2,3]
- ✓ **~51%** of Harley-Davidson's market cap returned to shareholders over this period[3]
- ✓ **$1bn** in share repurchases planned through 2026[4]

Dividend per Share Growth


+14%
$0.63
$0.72
Annualized 1Q22
Annualized 1Q25

Total Capital Returned Since 2022 (bn)[1]


$1.1
$0.3
$1.4
Share Repurchases
Cash Dividends to Shareholders
Total Capital Returned

% of Free Cash Flow[2]: ~62% + ~15% = ~78%

(1) This represents discretionary share repurchases and does not include non-discretionary repurchases related to shares tendered to the Company by employees to cover tax withholding obligations upon the vesting of restricted stock units and performance share units;
(2) FCF is a non-GAAP measure defined as net cash provided by operating activities less capital expenditures. Reference reconciliation in appendix;
(3) From January 2022 to December 2024;
(4) See press release dated July 25, 2024. In Q3 and Q4 2024 combined, the Company repurchased 7.1 mm shares on a discretionary basis or $250 mm of HOG stock (towards the $1B target).

9

…AND RETURN MEANINGFULLY MORE CAPITAL THAN OUR PEERS…

Capital Return Yield[1]

In 2024, our capital return yield was highest among our peer group[2]


Dividend Yield
LTM Share Repurchase Yield
+80%
19%
16%
3%
11%
6%
4%
Peer Median

Total Shares Repurchased (2022 – 2024) as % of Current Share Count[3]

Reduced our share count by 25% over past 3 years


+89%
25%
13%
Peer Median

(1) Q4 2024 annualized dividend and 2024 discretionary share repurchases / current market capitalization as of April 15, 2025, the day prior to H Partners' initiation of their Withhold campaign; Numbers don't foot due to rounding;

(2) Peer group: BRP Inc., Brunswick Corp, Polaris Inc., Thor Industries, Inc. and Winnebago Industries, Inc. This is the same peer group – Leisure peers between $800MM and $3B market cap – that H-D used for 2024-2026 performance share awards as part of the Company's executive compensation plan;

(3) Total Shares repurchased between 2022-2024 over the current basic shares outstanding as of January 31, 2025. Does not include non-discretionary repurchases related to shares tendered to the Company by employees to cover tax withholding obligations upon the vesting of restricted stock units and performance share units.

10

…CONTRIBUTING TO TSR OUTPERFORMANCE WHICH WE BELIEVE ALSO REFLECTS CONTINUED EARNINGS GROWTH STRENGTH

TSR[1] Outperformance

(Relative Performance of Harley-Davidson vs. Peer Median[3])


+10 ppts
+3 ppts
+7 ppts
During Jochen Zeitz' CEO Tenure²
Last 3 Years
Last 1 Year

Attractive Earnings Growth

(CY2024-2026 EPS CAGR)


+32%
8%
6%
Peer Median

(1) TSR represents total return of a company assuming reinvested dividends; Market data as of April 15, 2025, the day prior to H Partners' initiation of their Withhold campaign;
(2) Jochen Zeitz tenure is calculated from May 7, 2020 to present (Market data as of April 15, 2025);
(3) Peer group: BRP Inc., Brunswick Corp, Polaris Inc., Thor Industries, Inc. and Winnebago Industries, Inc. This is the same peer group – Leisure peers between $800MM and $3B market cap – that H-D used for 2024-2026 performance share awards as part of the Company's executive compensation plan.

11

ANALYSTS REMAIN HIGHLY SUPPORTIVE WITH CURRENT VALUATION LEVELS IMPLYING SIGNIFICANT UPSIDE

Analyst Price Target Implies Attractive Upside



+43%
$ 31
$ 22[1]
Harley Share Price
Harley Median Analyst Price Target

*"**We reiterate Buy and see upside vs. other powersports peers given attractive valuation** (5-6x our C26E EPS vs. PII 15x)…**and likely retail outperformance vs. peers as HOG has now significant[ly] refreshed ~80% of its motorcycles over the past two years**."*

- Bank of America (05-Feb-2025)

*"**We are Outperform rated on Harley-Davidson.** While we acknowledge the current operating environment is difficult, we feel that HOG's **management of lean inventories and cash flow profile are attractive. Mid-term guidance suggests a continued growth opportunity.**"*

- Wolfe Research (05-Feb-2025)

*"With FY25 expectations reset **and an achievable FY25 guide in place**, we believe this is as an attractive entry point for investors. As a result, **we are reiterating our BUY rating and $31PT**."*

- DA Davidson (06-Feb-2025)

(1) Market data as of April 15, 2025, the day prior to H Partners' initiation of their Withhold campaign

12

OUR HARDWIRE STRATEGIC PLAN PRIORITIES 13 Profit Focus Invest in strengthening our positioning in our most profitable segments: Touring, Large Cruiser and Trike Reinvent, reimagine and reinvigorate our most profitable categories where we see opportunity Selective Expansion Win in attractive markets and motorcycle segments by seizing the unique opportunities across every geography Harness the potential of the RevMax platform and use modularity to explore new markets and redefine category segments for the future Lead in Electric Establish LiveWire Group as the most desirable electric motorcycle brand in the world Growth Beyond Bikes Continue to reinforce our global lifestyle brand through: — Parts & Accessories: Allow customers to have a truly personal relationship with their bikes — Apparel & Licensing: Expand our community and harness our brand — Harley-Davidson Financial Services: Provide an essential service to our clients and competitive advantage for our business Integrated Customer Experiences Create a seamless and integrated experience so customers can engage with us how and when they choose Invest in our dealer network to continue connecting with our customers Inclusive Stakeholder Management Build a workforce that is reflective of our community Drive shared prosperity for all stakeholders Invest in our communities where we operate

HARDWIRE STRATEGIC PLAN RESULTS DELIVERED TO DATE

Profit Focus

- Achieved **$257 million in productivity savings (2022 - 2024)**; expected to reach $357 million by 2025 and $457 million by 2026, exceeding target by ~15%[1]
- **Returned highest profit category, U.S. Touring, to growth in 2021** with 74.5% market share in 2024 and **~5% growth year over year[2]**
- **Reduced dealer inventory** by 4% in 4Q24 year over year and 19% as compared to 3Q24

Selective Expansion & Redefinition

- **Launched Pan America® 1250 ST**, which will be received by dealerships ahead of its debut in the Marvel Studios' Thunderbolts film
- **Introduced entry-level motorcycle offering** in select markets
- **Expected to introduce a new Harley-Davidson motorcycle** into the small cruiser category in 2026

Lead in Electric

- **Livewire Group, Inc. listed as a separate company in 2022 (NYSE: LVWR), majority owned by Harley-Davidson, Inc.**
- **46% YoY growth in LiveWire's global retail in 2024,** maintaining its **leading market share of 65%** in the U.S. 50-plus horsepower on-road EV segment

Growth Beyond Bikes

- Continued **capabilities expansion** for custom-built apparel in 2024
- **Brand collaborations** to connect with customers and communities, while **expanding licensing opportunities globally**
- **Performance of HDFS hit all-time high** during the Hardwire strategic plan

Integrated Customer Experiences

- Celebrated **over 1 million riders trained through our Riding Academy program**
- **Launched new H-D membership offering** hitting over 1 million members
- H-D leading performance racing with the most wins in King of the Baggers and H-D team Saddlemen winning Super Hooligan category

Inclusive Stakeholder Management

- Achieved **lowest voluntary employee turnover in the Company's recorded history** in 2024 (2023 was 2nd lowest)
- Reached **highest employee engagement** since the survey began in 2021

(1) As of February 26, 2025
(2) U.S. industry data is derived from information provided by Motorcycle Industry Council

14

OUR FIT-FOR-PURPOSE BOARD IS CRITICAL TO DEVELOPING EFFECTIVE STRATEGIES THAT DELIVER SHAREHOLDER VALUE

We proactively refreshed our Board, strategically adding Directors with critical skills



James Duncan Farley, Jr. +
President & CEO, Ford Motor Co.

Brings extensive automotive executive leadership experience and a proven track record of successfully executing business transformations. This, coupled with deep experience in manufacturing and supply chain management, is vital to the Board when developing and overseeing the execution of its strategy.



Rafeh Masood +
Chief Growth & Digital Officer, Royal Caribbean

Offers deep expertise in omni-channel strategy and digital transformation, providing key insights to the Board that will strengthen Harley-Davidson's brand relevance and reach both current riders and new audiences which is crucial for the future growth of the Company.



Troy Alstead
Former COO & CFO, Starbucks

Provides expertise in managing a premium global brand and driving international growth from his executive leadership roles at Starbucks. His deep financial, operational, and leadership skills are vital to the Board to identify and execute growth opportunities.



Allan Golston
U.S. President, The Gates Foundation

Brings global finance and strategic planning experience stemming from his 25-year tenure at the Bill & Melinda Gates Foundation. His strong financial acumen and international focus provide the Board with a valuable perspective when developing its global strategy.



Sara Levinson
Media, Sports & Entertainment Executive

Offers extensive leadership experience with major iconic brands and expertise in international brand building, along with valuable insights into marketing and business development essential for growing Harley-Davidson's lifestyle brand.



Norman Thomas Linebarger
Former Chair & CEO, Cummins, Inc.

Brings extensive experience in manufacturing and engineering critical for guiding new product initiatives. This, combined with his executive leadership experience, is critical to the Board as it assesses Harley-Davidson's product development and growth strategy.



Maryrose Sylvester
Former President & CEO, Current, powered by GE

Offers significant experience in consumer marketing, distribution channels, engineering product development, and manufacturing software from her 19-year career at GE, which is critical to the Board as it develops and refines its business strategy.


HARLEY

Jochen Zeitz
Chair, President & CEO, Harley-Davidson

Provides vast experience in business transformations at global companies, demonstrated by his leadership during the successful turnaround at PUMA, which increased share price by ~4,000%. He provides a critical perspective to the Board as it navigates the next phase in its iconic history.



Lori Flees ★
President & CEO, Valvoline, Inc.

Brings significant executive leadership, M&A, and corporate strategy experience, providing the Board with valuable insights related to sales and distribution channels and strategic planning to drive shareholder value.

+ New directors added in past four years ★ First-time Director nominee at 2025 annual meeting

15

H PARTNERS’ ACTIONS ARE DESTRUCTIVE TO THE INTERESTS OF ALL SHAREHOLDERS 16 The Board believes H Partners’ public campaign undermines our ability to: – Recruit a highly-qualified and talented CEO candidate – Effectively recruit future Directors as part of the Board’s regular refreshment program – Execute strategic actions and plans that we believe would create shareholder value Each of the targeted Directors is fully committed to overseeing an orderly completion of a successful CEO search – Their institutional knowledge of the Company is invaluable in choosing the strongest CEO candidate – Without these Directors, the Board believes shareholders would be at a significant disadvantage in the CEO succession process Dourdeville supported the Board and management as a Director for ~3 years – Almost overnight, he went from supporting the Company to quitting the Board when he did not get his way – H Partners is now disingenuously attacking Company performance and the Board rather than engaging constructively or offering any helpful alternatives or ideas H Partners’ campaign is not about “accountability”. It puts at risk the progress we’ve made and the value of your investment.

Appendix

HARLEY-DAVIDSON FCF AND EBITDA RECONCILIATION Harley-Davidson FCF Reconciliation (Company Filings) 2022 2023 2024 Net Cash Provided by Operating Activities $549 $755 $1,064 (-) Capital Expenditures (152) (207) (197) Free Cash Flow $397 $547 $867 Harley-Davidson EBITDA Reconciliation (Company Filings) 18 2022 2023 2024 Operating Income $909 $779 $417 (+) Depreciation and Amortization 152 158 161 EBITDA $1,061 $937 $578